Exhibit 99.1

EXPEDIA, INC. COMPLETES ACQUISITION OF WOTIF GROUP

BELLEVUE AND BRISBANE, November 14, 2014 – Expedia, Inc. (NASDAQ: EXPE) and Wotif.com Holdings Limited (Wotif Group) today announced completion of the acquisition of Wotif Group by Expedia, Inc. for total cash consideration of A$703 million or A$3.30 per share (equivalent to US$612 million or US$2.87 per share based on November 13, 2014 exchange rates). The total consideration of A$703 million was comprised of A$51 million special dividend distributed by the Wotif Group to its shareholders before closing and A$652 million in cash from Expedia, Inc.

In the coming weeks, Expedia, Inc. expects to work with the Wotif Group team to conclude its ongoing evaluation of the available long-term strategic options for the Wotif Group businesses with an eye towards strengthening the potential of the Wotif Group’s brands for its customers and partners. In the meantime, both companies will continue operating under a “business as usual” philosophy.

“We are thrilled to officially welcome Wotif Group and its terrific brands to the Expedia, Inc. family,” said Dara Khosrowshahi, President and Chief Executive Officer, Expedia, Inc. “This acquisition will allow us to continue expanding our business in the Asia-Pacific region and will allow Wotif Group’s customers and partners to benefit from Expedia, Inc.’s global portfolio.”

“This is an exciting milestone, and an important one for the Wotif Group team,” said Scott Blume, Managing Director and Chief Executive Officer of Wotif Group. “By aligning ourselves with a powerful global leader in online travel we have taken a vital strategic step forward in our effort to revitalize the iconic brands of the Wotif Group. We simply couldn’t ask for a better partner than Expedia, Inc.,” added Blume.

Wotif Group operates online travel brands in the Asia-Pacific region including, Wotif.com, lastminute.com.au, travel.com.au, Asia Web Direct, LateStays.com, GoDo.com.au and Arnold Travel Technology. Its multi-product portfolio focuses primarily on hotel and air, offering consumers more than 29,000 bookable properties in destinations around the world.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on Expedia, Inc.(“Expedia”) or Wotif.com Holdings Limited (“Wotif Group”), as appropriate, management’s expectations as of the date hereof and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Any statements that are not statements of historical fact (including statements containing the words “will,” “allow,” “believe,” “expects” or variations of such words, or similar expressions, or other comparable terminology, including estimates) should also be considered forward-looking statements. Similarly, statements herein regarding the consummation and future impact of the Wotif Group transaction and other statements of Expedia or Wotif Group management’s beliefs, intentions or goals are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on Expedia’s results of operations, financial condition or the price of its stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the possibility that Expedia may not have the ability to achieve the expected benefits from the acquisition, as well as other risks and important factors detailed in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this release, whether as a result of new information, future events or otherwise.

About Expedia, Inc.

Expedia, Inc. is one of the world’s largest travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, the world’s largest full service online travel agency with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with localized sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in 12 countries throughout North America, Europe and Asia

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, a leading mobile and online travel service provider in China

•	Venere.com™, the online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 49 countries

•	Wotif.com, lastminute.com.au, travel.com.au, Asia Web Direct, LateStays.com, GoDo.com.au and Arnold Travel Technology, and a network of other travel content and destination websites, such as Phuket.com and Bangkok.com operated by the Wotif Group in the Asia-Pacific region

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 180 franchise locations across North America

•	CarRentals.com™, the premier car rental booking company on the web.

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia® Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Trademarks and logos are the property of their respective owners. © 2014 Expedia, Inc. All rights reserved. CST:

2029030-50

Expedia, Inc. Contacts Investor Relations 001.425.679.3769 ir@expedia.com	Communications US: 001.425.679.8917 Australia / New Zealand: 0407 911 389 press@expedia.com

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